Q1 News Release

Calgary, May 1, 2026	Exhibit 99.1

Imperial announces first quarter 2026 financial and operating results
•Quarterly net income of $940 million
•Cash flows from operating activities of $756 million and cash flows from operating activities excluding working capital1 of $1,239 million
•Quarterly Upstream production of 419,000 gross oil-equivalent barrels per day
•Kearl quarterly production of 259,000 total gross oil-equivalent barrels per day (183,000 barrels Imperial's share)
•Cold Lake quarterly production of 155,000 gross oil-equivalent barrels per day
•Downstream refinery capacity utilization of 88 percent
•Intend to renew normal course issuer bid in June 2026

	First quarter
millions of Canadian dollars, unless noted	2026	2025	∆I
Net income (loss) (U.S. GAAP)	940	1,288	(348)
Net income (loss) per common share, assuming dilution (dollars)	1.94	2.52	(0.58)
Capital and exploration expenditures	478	398	+80
Imperial reported estimated net income in the first quarter of $940 million, up from net income of $492 million in the fourth quarter of 2025, primarily driven by the absence of identified items1 and by higher prices, partially offset by lower volumes. Excluding identified items1, estimated net income in the fourth quarter of 2025 was $968 million.
Quarterly cash flows from operating activities were $756 million, compared to $1,918 million generated in the fourth quarter of 2025. Excluding the impact of working capital1, cash flows from operating activities were $1,239 million, compared to $1,260 million in the fourth quarter of 2025.
"Against a backdrop of significant volatility in global commodity markets, we remain committed to our long-standing corporate strategy of maximizing the value of our existing assets while progressing advantaged growth opportunities," said John Whelan, chairman, president and chief executive officer.
Upstream production in the quarter averaged 419,000 gross oil-equivalent barrels per day. At Kearl, quarterly total gross production averaged 259,000 barrels per day (183,000 barrels Imperial's share) including the impact of a third-party natural gas supply outage. Cold Lake averaged 155,000 barrels per day with continued strong solvent-assisted SAGD performance from its advantaged production at Grand Rapids. The company's share of Syncrude production in the quarter averaged 72,000 gross barrels per day, and was impacted by unplanned coker downtime.
Downstream throughput in the quarter averaged 384,000 barrels per day, resulting in refinery capacity utilization of 88 percent. Throughput was impacted by unplanned downtime and a disruption of synthetic crude feedstock caused by Syncrude's coker outage. Petroleum product sales averaged 441,000 barrels per day.
During the quarter, Imperial returned $350 million to shareholders through dividend payments and declared a second quarter dividend of 87 cents per share.
"Our competitive advantages of scale and a long-standing commitment to technology and innovation continue to support our corporate strategy and advantaged integrated business model. I am confident in our ability to generate superior cash flow, underpinning our reliable and growing dividend and our industry-leading share buyback program," said Whelan.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

IMPERIAL OIL LIMITED
First quarter highlights
•Net income of $940 million or $1.94 per share on a diluted basis, compared to $1,288 million or $2.52 per share in the first quarter of 2025.
•Cash flows from operating activities of $756 million, compared to cash flows from operating activities of $1,527 million in the first quarter of 2025. Cash flows from operating activities excluding working capital1 of $1,239 million, compared to $1,760 million in the first quarter of 2025.
•Capital and exploration expenditures totaled $478 million, up from $398 million in the first quarter of 2025.
•The company returned $350 million to shareholders in the first quarter of 2026 through dividends paid.
•Upstream production averaged 419,000 gross oil-equivalent barrels per day, up from 418,000 gross oil-equivalent barrels per day in the first quarter of 2025.
•Total gross bitumen production at Kearl averaged 259,000 barrels per day (183,000 barrels Imperial's share), up from 256,000 barrels per day (181,000 barrels Imperial's share) in the first quarter of 2025, despite the impact of a third-party natural gas supply outage.
•Gross bitumen production at Cold Lake averaged 155,000 barrels per day, up from 154,000 barrels per day in the first quarter of 2025.
•The company's share of gross production from Syncrude averaged 72,000 barrels per day, compared to 73,000 barrels per day in the first quarter of 2025. Lower volumes at Syncrude were driven by unplanned coker downtime, partially offset by improved mine reliability.
•Refinery throughput averaged 384,000 barrels per day, compared to 397,000 barrels per day in the first quarter of 2025. Capacity utilization was 88 percent, compared to 91 percent in the first quarter of 2025. Lower refinery throughput and capacity utilization were primarily due to unplanned downtime and a disruption of synthetic crude feedstock caused by Syncrude's coker outage.
•Petroleum product sales were 441,000 barrels per day, compared to 455,000 barrels per day in the first quarter of 2025, mainly due to the lower volumes in the supply channel.
•Chemical net income of $24 million in the quarter, compared to $31 million in the first quarter of 2025.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Recent business environment

During the first quarter of 2026, the price of crude oil increased relative to the fourth quarter of 2025, while the Canadian WTI/WCS spread widened. Geopolitical events in the Middle East and increasing supply uncertainty continued to drive volatility in crude oil prices and heavy crude differentials. Industry refining margins improved in the first quarter of 2026, impacted by industry supply outages.

During 2025, the United States implemented and adjusted a variety of trade-related measures, including tariffs on certain imports from Canada and several other countries. In response, Canada announced its own retaliatory tariffs. Based on Imperial's assessment of these actions and their effects to date, the company does not expect them to have a material impact on its consolidated financial position, results of operations, or cash flows.

Operating results
First quarter 2026 vs. first quarter 2025

	First Quarter
millions of Canadian dollars, unless noted	2026	2025
Net income (loss) (U.S. GAAP)	940	1,288
Net income (loss) per common share, assuming dilution (dollars)	1.94	2.52

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations decreased by $7.10 per barrel, primarily driven by a weaker WTI/WCS spread. Synthetic crude oil realizations decreased by $2.66 per barrel, primarily driven by a weaker Synthetic/WTI spread.
Volume – Inventory impacts partially offset by higher production.
Other – Primarily due to unfavourable foreign exchange impacts of about $100 million.

Marker prices and average realizations

	First Quarter
Canadian dollars, unless noted	2026	2025
West Texas Intermediate (US$ per barrel)	72.67	71.42
Western Canada Select (US$ per barrel)	58.33	58.83
WTI/WCS Spread (US$ per barrel)	14.34	12.59
Bitumen (per barrel)	68.21	75.31
Synthetic crude oil (per barrel)	96.13	98.79
Average foreign exchange rate (US$)	0.73	0.70

IMPERIAL OIL LIMITED
Production

	First Quarter
thousands of barrels per day	2026	2025
Kearl (Imperial's share)	183	181
Cold Lake	155	154
Syncrude (a)	72	73

Kearl total gross production (thousands of barrels per day)	259	256
(a)In the first quarter of 2026, Syncrude gross production included about 8 thousand barrels per day of bitumen and other products (2025 - 2 thousand barrels per day) that were exported to the operator's facilities using an existing interconnect pipeline.

Lower production at Syncrude driven by unplanned coker downtime, partially offset by improved mine reliability.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Other – Primarily due to product mix effects.

Refinery utilization and petroleum product sales

	First Quarter
thousands of barrels per day, unless noted	2026	2025
Refinery throughput	384	397
Refinery capacity utilization (percent)	88	91
Petroleum product sales	441	455

Lower refinery throughput and capacity utilization were primarily due to unplanned downtime and a disruption of synthetic crude feedstock caused by Syncrude's coker outage.
Lower petroleum product sales were primarily due to lower volumes in the supply channel.

Chemicals
Net income (loss) factor analysis
millions of Canadian dollars

IMPERIAL OIL LIMITED
Corporate and other

	First Quarter
millions of Canadian dollars	2026	2025
Net income (loss) (U.S. GAAP)	(165)	(58)

Current year results reflect higher incentive compensation as a result of the higher share price.

Liquidity and capital resources

	First Quarter
millions of Canadian dollars	2026	2025
Cash flows from (used in):
Operating activities	756	1,527
Investing activities	(450)	(377)
Financing activities	(419)	(365)
Increase (decrease) in cash and cash equivalents	(113)	785

Cash and cash equivalents at period end	1,029	1,764

Cash flows from operating activities primarily reflect lower earnings and unfavourable working capital impacts.

Cash flows used in investing activities primarily reflect higher additions to property, plant and equipment.

Cash flows used in financing activities primarily reflect:

	First Quarter
millions of Canadian dollars, unless noted	2026	2025
Dividends paid	350	307
Per share dividend paid (dollars)	0.72	0.60
Share repurchases (a)	—	—
Number of shares purchased (millions) (a)	—	—
(a)The company did not purchase any shares in the first quarter of 2026 and 2025.

Key financial and operating data follow.

IMPERIAL OIL LIMITED
Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, estimate, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to the renewal of the company’s normal course issuer bid; the company’s strategy of maximizing asset value while progressing growth opportunities; the company’s commitment to technology and innovation; the company’s ability to generate cash flow, grow dividends and deliver share buybacks; and the impact on the company of trade-related actions.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning, for the renewal of the company’s normal course issuer bid, approval of the Toronto Stock Exchange and participation of the company’s majority shareholder; future energy demand, supply and mix; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions intensity, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; for shareholder returns, assumptions such as cash flow forecasts, financing sources and capital structure, participation of the company’s majority shareholder in the normal course issuer bid, and the results of periodic and ongoing evaluation of alternate uses of capital; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage; receipt of regulatory and third-party approvals in a timely manner, especially with respect to large scale emissions reduction projects; availability and performance of third-party service providers, including ExxonMobil global capability centres and other service providers located outside of Canada; refinery utilization and product sales; applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels; the ability to offset any ongoing or renewed inflationary pressures; capital and environmental expenditures; cash generation, financing sources and capital structure, such as dividends and shareholder returns, including the timing and amounts of share repurchases; and commodity prices, foreign exchange rates and general market conditions, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market factors, economic conditions and seasonal fluctuations and resulting demand, price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade sanctions or trade controls, disruptions, realignment or breaking of trade alliances or agreements or a broader breakdown in global trade, and disruptions in military alliances or wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources, other emission reduction technologies, and established competitors in such markets; availability and allocation of capital; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational difficulties; project management and schedules and timely completion of projects; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; availability and performance of third-party service providers, including ExxonMobil global capability centres and other services providers located outside of Canada; environmental risks inherent in

IMPERIAL OIL LIMITED
oil and gas exploration and production activities; effectiveness of company risk management programs and emergency response preparedness; operational hazards and risks; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; currency exchange rates; general economic conditions, including continued or renewed inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement, insights from the company planning process, and alignment with partners and other stakeholders.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K. Note that numbers may not add due to rounding.

The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

In this release, unless the context otherwise indicates, reference to “the company” or “Imperial” includes Imperial Oil Limited and its subsidiaries.

IMPERIAL OIL LIMITED

	Attachment I

	Three Months
millions of Canadian dollars, unless noted	2026	2025

Net income (loss) (U.S. GAAP)
Total revenues and other income	12,446	12,517
Total expenses	11,214	10,829
Income (loss) before income taxes	1,232	1,688
Income taxes	292	400
Net income (loss)	940	1,288

Net income (loss) per common share (dollars)	1.94	2.53
Net income (loss) per common share - assuming dilution (dollars)	1.94	2.52

Other financial data
Gain (loss) on asset sales, after-tax	7	9

Total assets at March 31	45,453	43,889

Total debt at March 31	3,993	4,006

Shareholders' equity at March 31	22,748	24,411

Dividends declared on common stock
Total	421	367
Per common share (dollars)	0.87	0.72

Millions of common shares outstanding
At March 31	483.6	509.0
Average - assuming dilution	484.8	510.2

IMPERIAL OIL LIMITED

	Attachment II

	Three Months
millions of Canadian dollars	2026	2025

Total cash and cash equivalents at period end	1,029	1,764

Operating activities
Net income (loss)	940	1,288
Adjustments for non-cash items:
Depreciation and depletion (includes impairments)	520	531
(Gain) loss on asset sales	(8)	(10)
Deferred income taxes and other	(346)	(31)
Changes in operating assets and liabilities	(483)	(233)
All other items - net	133	(18)
Cash flows from (used in) operating activities	756	1,527

Investing activities
Additions to property, plant and equipment	(475)	(398)
Proceeds from asset sales	9	11
Loans to equity companies - net	16	10
Cash flows from (used in) investing activities	(450)	(377)
Cash flows from (used in) financing activities	(419)	(365)

IMPERIAL OIL LIMITED

	Attachment III

	Three Months
millions of Canadian dollars	2026	2025

Net income (loss) (U.S. GAAP)
Upstream	470	731
Downstream	611	584
Chemical	24	31
Corporate and other	(165)	(58)
Net income (loss)	940	1,288

Revenues and other income
Upstream	4,021	4,458
Downstream	13,910	14,019
Chemical	336	372
Eliminations / Corporate and other	(5,821)	(6,332)
Revenues and other income	12,446	12,517

Purchases of crude oil and products
Upstream	1,719	1,862
Downstream	12,062	11,987
Chemical	226	253
Eliminations / Corporate and other	(5,829)	(6,346)
Purchases of crude oil and products	8,178	7,756

Production and manufacturing
Upstream	1,236	1,176
Downstream	463	457
Chemical	52	51
Eliminations / Corporate and other	3	2
Production and manufacturing	1,754	1,686

Selling and general
Upstream	—	—
Downstream	180	174
Chemical	22	22
Eliminations / Corporate and other	195	63
Selling and general	397	259

Capital and exploration expenditures
Upstream	362	266
Downstream	91	88
Chemical	3	3
Corporate and other	22	41
Capital and exploration expenditures	478	398
Exploration expenses charged to Upstream income included above	3	2

IMPERIAL OIL LIMITED

	Attachment IV

Operating statistics	Three Months
	2026	2025

Gross crude oil production (thousands of barrels per day)
Kearl	183	181
Cold Lake	155	154
Syncrude (a)	72	73
Conventional	5	5
Total crude oil production	415	413

Gross natural gas production (millions of cubic feet per day)	25	30

Gross oil-equivalent production (b)	419	418
(thousands of oil-equivalent barrels per day)

Net crude oil production (thousands of barrels per day)
Kearl	175	169
Cold Lake	119	123
Syncrude (a)	60	62
Conventional	4	4
Total crude oil production	358	358

Net natural gas production (millions of cubic feet per day)	25	30

Net oil-equivalent production (b)	362	363
(thousands of oil-equivalent barrels per day)

Kearl blend sales (thousands of barrels per day)	262	259
Cold Lake blend sales (thousands of barrels per day)	207	207

Average realizations (Canadian dollars)
Bitumen (per barrel)	68.21	75.31
Synthetic crude oil (per barrel)	96.13	98.79
Conventional crude oil (per barrel)	52.44	48.70

Refinery throughput (thousands of barrels per day)	384	397
Refinery capacity utilization (percent)	88	91

Petroleum product sales (thousands of barrels per day)
Gasolines	211	215
Heating, diesel and jet fuels	169	175
Lube oils and other products	49	50
Heavy fuel oils	12	15
Net petroleum products sales	441	455
Petrochemical sales (thousands of tonnes)	180	165
(a)Syncrude gross and net production included bitumen and other products that were exported to the operator’s facilities using an existing interconnect pipeline.

Gross bitumen and other products production (thousands of barrels per day)	8	2
Net bitumen and other products production (thousands of barrels per day)	7	2
(b)Gas converted to oil-equivalent at six million cubic feet per one thousand barrels.

IMPERIAL OIL LIMITED

	Attachment V

		Net income (loss) per
	Net income (loss) (U.S. GAAP)	common share - diluted (a)
	millions of Canadian dollars	Canadian dollars

2022
First Quarter	1,173	1.75
Second Quarter	2,409	3.63
Third Quarter	2,031	3.24
Fourth Quarter	1,727	2.86
Year	7,340	11.44

2023
First Quarter	1,248	2.13
Second Quarter	675	1.15
Third Quarter	1,601	2.76
Fourth Quarter	1,365	2.47
Year	4,889	8.49

2024
First Quarter	1,195	2.23
Second Quarter	1,133	2.11
Third Quarter	1,237	2.33
Fourth Quarter	1,225	2.37
Year	4,790	9.03

2025
First Quarter	1,288	2.52
Second Quarter	949	1.86
Third Quarter	539	1.07
Fourth Quarter	492	1.00
Year	3,268	6.48

2026
First Quarter	940	1.94
(a)Computed using the average number of shares outstanding during each period. The sum of the quarters presented may not add to the year total.

IMPERIAL OIL LIMITED
Attachment VI

Non-GAAP financial measures and other specified financial measures
Certain measures included in this document are not prescribed by U.S. Generally Accepted Accounting Principles (GAAP). These measures constitute "non-GAAP financial measures" under Securities and Exchange Commission Regulation G and Item 10(e) of Regulation S-K, and "specified financial measures" under National Instrument 52-112 Non-GAAP and Other Financial Measures Disclosure of the Canadian Securities Administrators.
Reconciliation of these non-GAAP financial measures to the most comparable GAAP measure, and other information required by these regulations, have been provided. Non-GAAP financial measures and specified financial measures are not standardized financial measures under GAAP and do not have a standardized definition. As such, these measures may not be directly comparable to measures presented by other companies, and should not be considered a substitute for GAAP financial measures.
Cash flows from (used in) operating activities excluding working capital
Cash flows from (used in) operating activities excluding working capital is a non-GAAP financial measure that is the total cash flows from operating activities less the changes in operating assets and liabilities in the period. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. Management believes it is useful for investors to consider these numbers in comparing the underlying performance of the company’s business across periods when there are significant period-to-period differences in the amount of changes in working capital. Changes in working capital is equal to “Changes in operating assets and liabilities” as disclosed in the company’s Consolidated statement of cash flows and in Attachment II of this document. This measure assesses the cash flows at an operating level, and as such, does not include proceeds from asset sales as defined in Cash flows from operating activities and asset sales in the Frequently Used Terms section of the company’s annual Form 10-K.
Reconciliation of cash flows from (used in) operating activities excluding working capital

	Three Months
millions of Canadian dollars	2026	2025
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	756	1,527

Less changes in working capital
Changes in operating assets and liabilities	(483)	(233)
Cash flows from (used in) operating activities excl. working capital	1,239	1,760

IMPERIAL OIL LIMITED
Free cash flow
Free cash flow is a non-GAAP financial measure that is cash flows from operating activities less additions to property, plant and equipment and equity company investments plus proceeds from asset sales. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. This measure is used to evaluate cash available for financing activities (including but not limited to dividends and share purchases) after investment in the business.
Reconciliation of free cash flow

	Three Months
millions of Canadian dollars	2026	2025
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	756	1,527

Cash flows from (used in) investing activities
Additions to property, plant and equipment	(475)	(398)
Proceeds from asset sales	9	11
Loans to equity companies - net	16	10
Free cash flow	306	1,150
Net income (loss) excluding identified items
Net income (loss) excluding identified items is a non-GAAP financial measure that is total net income (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $100 million in a given quarter. Net income (loss) excluding identified items per common share is a non-GAAP ratio which is calculated by dividing Net income (loss) excluding identified items by the weighted-average number of common shares outstanding, assuming dilution. The net income (loss) impact of an identified item for an individual segment in a given quarter may be less than $100 million when the item impacts several periods or several segments. Net income (loss) excluding identified items does include non-operational earnings events or impacts that are generally below the $100 million threshold utilized for identified items. The most directly comparable financial measure that is disclosed in the financial statements is "Net income (loss)" within the company’s Consolidated statement of income. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The company believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Net income (loss) excluding identified items is not meant to be viewed in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. All identified items are presented on an after-tax basis.
Reconciliation of net income (loss) excluding identified items
There were no identified items in the first quarter of 2026 and 2025.

In the fourth quarter of 2025, net income was $492 million. Results included identified items related to impairments of $264 million after-tax ($348 million before-tax) and other of $212 million after-tax ($279 million before-tax). Excluding identified items, net income in the fourth quarter of 2025 was $968 million.

IMPERIAL OIL LIMITED
Cash operating costs (cash costs)
Cash operating costs is a non-GAAP financial measure that consists of total expenses, less purchases of crude oil and products, federal excise taxes and fuel charge, financing, and costs that are non-cash in nature, including depreciation and depletion, and non-service pension and postretirement benefit. The components of cash operating costs include "Production and manufacturing", "Selling and general" and "Exploration" from the company’s Consolidated statement of income, and as disclosed in Attachment III of this document. The sum of these income statement lines serves as an indication of cash operating costs and does not reflect the total cash expenditures of the company. The most directly comparable financial measure that is disclosed in the financial statements is "Total expenses" within the company’s Consolidated statement of income. This measure is useful for investors to understand the company’s efforts to optimize cash through disciplined expense management.
Reconciliation of cash operating costs

	Three Months
millions of Canadian dollars	2026	2025
From Imperial's Consolidated statement of income
Total expenses	11,214	10,829
Less:
Purchases of crude oil and products	8,178	7,756
Federal excise taxes and fuel charge	348	592
Depreciation and depletion (includes impairments)	520	531
Non-service pension and postretirement benefit	3	5
Financing	11	(2)
Cash operating costs	2,154	1,947
Components of cash operating costs

	Three Months
millions of Canadian dollars	2026	2025
From Imperial's Consolidated statement of income
Production and manufacturing	1,754	1,686
Selling and general	397	259
Exploration	3	2
Cash operating costs	2,154	1,947
Segment contributions to total cash operating costs

	Three Months
millions of Canadian dollars	2026	2025
Upstream	1,239	1,178
Downstream	643	631
Chemicals	74	73
Eliminations / Corporate and other	198	65
Cash operating costs	2,154	1,947

IMPERIAL OIL LIMITED
Unit cash operating costs (unit cash costs)
Unit cash operating costs is a non-GAAP ratio. Unit cash operating costs (unit cash costs) is calculated by dividing cash operating costs by total gross oil-equivalent production, and is calculated for the Upstream segment, as well as the major Upstream assets. Cash operating costs is a non-GAAP financial measure and is disclosed and reconciled above. This measure is useful for investors to understand the expense management efforts of the company’s major assets as a component of the overall Upstream segment. Unit cash operating cost, as used by management, does not directly align with the definition of “Average unit production costs” as set out by the U.S. Securities and Exchange Commission (SEC), and disclosed in the company’s SEC Form 10-K.
Components of unit cash operating costs

	Three Months
	2026				2025
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	1,236	487	279	413	1,176	484	285	353
Selling and general	—	—	—	—	—	—	—	—
Exploration	3	—	—	—	2	—	—	—
Cash operating costs	1,239	487	279	413	1,178	484	285	353

Gross oil-equivalent production	419	183	155	72	418	181	154	73
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	32.86	29.57	20.00	63.73	31.31	29.71	20.56	53.73
USD converted at the YTD average forex 2026 US$0.73; 2025 US$0.70	23.99	21.59	14.60	46.52	21.92	20.80	14.39	37.61
(a)Upstream includes Imperial's share of Kearl, Cold Lake, Syncrude and other.